                       RESTATED CERTIFICATE OF INCORPORATION

                                         OF

                                 NBC INTERNET, INC.

       NBC Internet, Inc., (the "Corporation") a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware (the "General Corporation Law"),

       DOES HEREBY CERTIFY THAT:

       1. The name of the Corporation is NBC Internet, Inc. and the original Certificate of Incorporation of the Corporation was filed with the Secretary of State of the State of Delaware on May 7, 1999.

       2. Pursuant to a unanimous written consent of the Board of Directors of the Corporation dated November 24, 1999, resolutions were duly adopted setting forth the proposed amendment and restatement of the Certificate of Incorporation of the Corporation and declaring said amendment and restatement to be advisable.

       3. Thereafter, the sole stockholder of the Corporation took action at a special meeting held on November 24, 1999, whereat the amendment and restatement of the Certificate of Incorporation of the Corporation was approved.


       4. Said amendment and restatement was duly adopted in accordance with the provisions of Sections 242 and 245 of the General Corporation Law.

       5. Accordingly, the Certificate of Incorporation is restated to read in its entirety as set forth in Exhibit A hereto.

       IN WITNESS WHEREOF, the Corporation has caused this Restated Certificate of Incorporation to be signed by its duly authorized officer, this 29th day of November, 1999.

                                       NBC INTERNET, INC.



                                       By: /s/ Chris Kitze
                                           -------------------------------
                                       Name:  Chris Kitze
                                       Office:  President

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                                                                       EXHIBIT A


                       RESTATED CERTIFICATE OF INCORPORATION

                                         OF

                                 NBC INTERNET, INC.

       FIRST:  The name of the corporation is NBC Internet, Inc.

       SECOND: The registered office of the Corporation is to be located at 1209 Orange Street, City of Wilmington, County of New Castle, State of Delaware 19801. The name of its registered agent is The Corporation Trust Company, whose address is Corporation Trust Center, 1209 Orange Street, Wilmington, Delaware 19801.

       THIRD: The purpose of the Corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law.

       FOURTH: The total number of shares of stock the Corporation shall have authority to issue is 210,000,000 shares, which shall be divided into three classes: (i) 100,000,000 shares shall be Class A Common Stock, $.0001 par value per share (the "Class A Common Stock"), (ii) 100,000,000 shares shall be Class B Common Stock, $.0001 par value per share (the "Class B Common Stock"), and (iii) 10,000,000 shares shall be Preferred Stock, $.0001 par value per share ("Preferred Stock"). The Class A Common Stock and Class B Common Stock are sometimes referred to herein as the "Common Stock."

                     The following is a statement of the designations and the powers, preferences and rights, and the qualifications, limitations or restrictions in respect thereof, in respect of each class of capital stock of the Corporation.

       A.     PREFERRED STOCK.

                     The Preferred Stock may be issued from time to time in one or more series. The Board of Directors is hereby authorized to provide for the issuance of shares of Preferred Stock in one or more series and, by filing a certificate pursuant to the applicable law of the State of Delaware (hereinafter referred to as "Preferred Stock Designation"), to establish from time to time the number of shares to be included in each such series, and to fix the designation, powers, preferences and rights of the shares of each such series and the qualifications, limitations and restrictions thereof. The authority of the Board of Directors with respect to each series shall include, but not be limited to, determination of the following:

                     (a) The designation of the series, which may be by distinguishing number, letter or title.

                     (b) The number of shares of the series, which number the Board of Directors may thereafter (except where otherwise provided in the Preferred Stock

       Designation) increase or decrease (but not below the number of shares thereof then outstanding).

                     (c) The amounts payable on, and the preferences, if any, of shares of the series in respect of dividends, and whether such dividends, if any, shall be cumulative or noncumulative.

                     (d)    Dates at which dividends, if any, shall be payable.

                     (e) The redemption rights and price or prices, if any, for shares of the series.

                     (f) The terms and amount of any sinking fund provided for the purchase or redemption of shares of the series.

                     (g) The amounts payable on, and the preferences, if any, of shares of the series in the event of any voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Corporation.

                     (h) Whether the shares of the series shall be convertible into or exchangeable for shares of any other class or series, or any other security, of the Corporation or any other corporation, and, if so, the specification of such other class or series or such other security, the conversion or exchange price or prices or rate or rates, any adjustments thereof, the date or dates at which such shares shall be convertible or exchangeable and all other terms and conditions upon which such conversion or exchange may be made.

                     (i) Restrictions on the issuance of shares of the same series or of any other class or series.

                     (j) The voting rights, if any, of the holders of shares of the series.

                     The Common Stock shall be subject to the express terms of the Preferred Stock and any series thereof. Except as may otherwise be provided in this Restated Certificate of Incorporation, in a Preferred Stock Designation or by applicable law, the holders of shares of Common Stock shall have the exclusive right to vote for the election of directors and for all other purposes, and holders of Preferred Stock shall not be entitled to vote at or receive notice of any meeting of stockholders.

       B.     COMMON STOCK.

                     The following is a statement of the relative powers, preferences and participating, optional or other special rights, and the qualifications, limitations and restrictions thereof, of the Class A Common Stock and Class B Common Stock.

              1. GENERAL. Except as otherwise set forth below in this Article FOURTH, the relative powers, preferences and participating, optional or other special rights, and the qualifications, limitations or restrictions thereof, of the Class A Common Stock and Class B Common Stock shall be identical in all respects.

              2. VOTING RIGHTS. Except as otherwise required by this Restated Certificate of Incorporation or by applicable law, at every meeting of the stockholders of the Corporation every holder of Common Stock shall be entitled to one vote in person or by proxy for each share of Common Stock standing in his or her name on the transfer books of the Corporation in connection with the election of directors and all other matters submitted to a vote of stockholders. Except as otherwise required by this Restated Certificate of Incorporation or by applicable law, the holders of Class A Common Stock and Class B Common Stock shall vote together as a single class on all matters submitted to a vote of stockholders of the Corporation subject to any voting rights which may be granted to holders of Preferred Stock.

              3. DIVIDENDS. Subject to the rights of the holders of Preferred Stock, and subject to any other provisions of this Restated Certificate of Incorporation, holders of Class A Common Stock and Class B Common Stock shall be entitled to receive such dividends and other distributions in cash, stock of any corporation (other than Common Stock) or property of the Corporation as may be declared thereon by the Board of Directors from time to time out of assets or funds of the Corporation legally available therefor and shall share equally on a per share basis in all such dividends and other distributions. In the case of dividends or other distributions payable in Common Stock, including distributions pursuant to stock splits or divisions of Common Stock of the Corporation, only shares of Class A Common Stock shall be paid or distributed with respect to Class A Common Stock and only shares of Class B Common Stock shall be paid or distributed with respect to Class B Common Stock; PROVIDED, HOWEVER, in the event a dividend or distribution shall be paid or distributed with respect to one class of Common Stock a simultaneous dividend or distribution shall be paid or distributed on the other class and in the same proportion.

              4. CONSENTS. During such time as the holders of Class B Common Stock Beneficially Own less than a majority of the outstanding shares of Common Stock, any action required or permitted to be taken by the stockholders of the Corporation at a stockholders meeting (other than an action pursuant to paragraph B.9(a) of this Article FOURTH or pursuant to paragraph 2 of Article FIFTH) must be taken at a stockholders' meeting and may not be taken by written consent or consents in lieu of a meeting.

              5. CHANGES IN CAPITALIZATION. In the event there is an increase or decrease in the number of issued shares of Common Stock resulting from any stock split, stock dividend, reverse stock split, combination or reclassification of the Common Stock, or any other similar event resulting in an increase or decrease in the number of outstanding shares of Common Stock, the outstanding shares of Class A Common Stock and the outstanding shares of Class B Common Stock shall be adjusted in the same manner in all respects.

              6. DISSOLUTION. In the event of any dissolution, liquidation or winding up of the affairs of the Corporation, whether voluntary or involuntary, after payment in full of the amounts required to be paid to the holders of Preferred Stock, the remaining assets and funds of the Corporation shall be distributed PRO RATA to the holders of Common Stock, and the holders of

Class A Common Stock and the holders of Class B Common Stock will be entitled to receive the same amount per share in respect thereof.

              7. MERGER. Unless otherwise approved by a majority of the votes entitled to be cast by the holders of the outstanding shares of Class A Common Stock and the outstanding shares of Class B Common Stock, each voting separately as a class, in case of any reorganization or any consolidation of the Corporation with one or more other corporations or a merger of the Corporation with another corporation in which shares of Class A Common Stock or Class B Common Stock are converted into (or entitled to receive with respect thereto) shares of stock and/or other securities or property (including cash), each holder of a share of Class A Common Stock shall be entitled to receive with respect to such share the same kind and amount of shares of stock and other securities and property (including cash) receivable upon such reorganization, consolidation or merger by a holder of a share of Class B Common Stock, and each holder of a share of Class B Common Stock shall be entitled to receive with respect to such share the same kind and amount of shares of stock and other securities and property (including cash) receivable upon such reorganization, consolidation or merger by a holder of a share of Class A Common Stock. In the event that the holders of Class A Common Stock or of Class B Common Stock are granted rights to elect to receive one of two or more alternative forms of consideration, the foregoing provision shall be deemed satisfied if holders of Class A Common Stock and holders of Class B Common Stock are granted substantially identical election rights; PROVIDED that notwithstanding anything contained in this paragraph 7 to the contrary, the Corporation may effect any reorganization, consolidation or merger, pursuant to which shares of Class A Common Stock and Class B Common Stock are converted into shares of two classes of capital stock having substantially the same relative rights as the Class A Common Stock and the Class B Common Stock, as set forth in this Restated Certificate of Incorporation, if it is approved by the holders of a majority of the outstanding shares of the Class A Common Stock and the Class B Common Stock voting together as a single class without any separate class vote.

              8. NO ADVERSE EFFECT. With respect to any proposed amendment of this Restated Certificate of Incorporation which would alter or change the powers, preferences or special rights of the shares of Class A Common Stock or Class B Common Stock, so as to affect them adversely, the approval of a majority of the votes entitled to be cast by the holders of the outstanding shares of the class affected by the proposed amendment, voting separately as a class, shall be obtained in addition to the approval of a majority of the votes entitled to be cast by the holders of the outstanding shares of Class A Common Stock and the Class B Common Stock voting together as a single class as provided herein. The affirmative vote of shares representing a majority of the votes entitled to be cast by the holders of outstanding shares of each class of Common Stock, voting separately by class, shall be required to adopt any provision inconsistent with or repeal any provision of, or alter or amend this paragraph 8. Subject to the rights of the holders of any series of Preferred Stock pursuant to the terms of this Restated Certificate of Incorporation or any resolutions providing for the issuance of such series of stock adopted by the Board of Directors, the number of authorized shares of Class A Common Stock, Class B Common Stock or Preferred Stock may be increased or decreased (but not below the number of shares thereof then outstanding) by the affirmative vote of the holders of a majority in voting power of the outstanding shares of capital stock of the Corporation entitled to vote generally in the election of directors irrespective of the provisions of
Section 242(b)(2) of the General Corporation Law.

              9.     CONVERSION OF CLASS B COMMON STOCK.

                     (a) VOLUNTARY CONVERSION. Upon the affirmative vote or written request of the holders of a majority of the outstanding shares of Class B Common Stock for the conversion of the Class B Common Stock into Class A Common Stock, all, but not less than all, of the outstanding shares of Class B Common Stock shall automatically convert on a share for share basis into the same number of shares of Class A Common Stock. In addition, the Corporation shall permit NBC Parent and its Affiliates, at such time as any such Person shall become a holder of Common Stock while shares of Class B Common Stock are outstanding, to convert shares of Class A Common Stock into shares of Class B Common Stock upon written request subject to the terms and conditions of the Governance and Investor Rights Agreement, to be dated as of November 30, 1999 between the Corporation and NBC, as amended from time to time (the "Governance Agreement"), a copy of which is maintained at the Corporation's principal office.

                     (b) MANDATORY CONVERSION. Shares of Class B Common Stock shall be converted into shares of Class A Common Stock at the times and in the amounts set forth in subparagraphs (i) and (ii) of this subparagraph (b) (each an "Event of Conversion").

                         (i)    Upon any sale, pledge, conveyance,
           assignment, transfer or other disposition of shares of Class B Common Stock, whether or not for value, by NBC or any of its Affiliates, other than any transfer by such holder to an Affiliate of such holder, the shares of Class B Common Stock disposed of as above by NBC or such Affiliate shall automatically be converted into shares of Class A Common Stock on a share for share basis without further action by the holders of Common Stock; PROVIDED that a pledge of shares of Class B Common Stock, prior to default thereunder, which does not grant to the pledgee the power to vote or direct the vote of the pledged securities or the power to vote or direct the disposition of the pledged securities prior to a default, without any foreclosure or transfer of ownership shall not trigger the conversion of such Class B Common Stock.

                        (ii) Subject to Article ELEVENTH, all of the outstanding shares of Class B Common Stock shall automatically be converted into shares of Class A Common Stock on a share for share basis without further action by the holders of the Common Stock at such time when the holders of the Class B Common Stock Beneficially Own less than 20% of the outstanding shares of Common Stock immediately prior to the time of conversion.

                     (c) CLASS B OR NBC PARENT AND ITS AFFILIATES' CONVERSION PROCEDURE. Any conversion pursuant to this paragraph 9 shall be deemed to have been effected at the time (i) the holders of Class B Common Stock or NBC Parent and its Affiliates vote for or request such conversion in accordance with subsection (a) of this paragraph 9 or (ii) the Event of Conversion referred to in subsection (b) of this paragraph 9 occurred, as the case may be (the "Class B/NBC Parent Conversion Time"). At the Class B/NBC Parent Conversion Time, the certificate or certificates that represented immediately prior thereto the shares of Class B Common Stock (or Class A Common Stock, as the case may be) which were so converted (the "Converted Common Stock") shall, automatically and without further action, represent on a share for share basis the same number of shares of Class A Common Stock (or
       Class B Common Stock, as the case may be). Holders of Converted Common Stock shall deliver their certificates, duly endorsed in blank or accompanied by proper instruments of transfer, to the principal office of the Corporation or the office of any transfer agent for shares of Class A Common Stock (or Class B Common Stock, as the case may be), together with a written notice setting out the name or names (with addresses) and denominations in which the certificate or certificates representing such shares of Class A Common Stock (or Class B Common Stock, as the case may be) are to be issued and including instructions for delivery thereof. Upon such delivery, the Corporation or its transfer agent shall promptly issue and deliver at such stated address to such holder of shares of Class A Common Stock (or Class B Common Stock, as the case may be) a certificate or certificates representing the number of shares of Class A Common Stock (or Class B Common Stock, as the case may be) into which the Converted Common Stock was so converted and shall cause such shares of Class A Common Stock (or
       Class B Common Stock, as the case may be) to be registered in the name of such holder. The Corporation will issue certificates for the balance of the shares of Class B Common Stock (or Class A Common
       Stock, as the case may be) in any case in which fewer than all of the shares of Class B Common Stock (or Class A Common Stock, as the case may be) represented by a certificate are converted. The Person entiled to receive the shares of Class A Common Stock (or Class B Common
       Stock, as the case may be) issuable upon such conversion shall be treated for all purposes as the record holder of such shares of Class
       A Common Stock (or Class B Common Stock, as the case may be) and will have all the rights of record holders of shares of Class A Common
       Stock (or Class B Common Stock, as the case may be) at and as of the Class B/NBC Parent Conversion Time, and the rights of such Person as a holder of shares of Class B Common Stock (or Class A Common Stock, as the case may be) that have been converted shall cease and terminate at and as of the Class B/NBC Parent Conversion Time, in each case without regard to any failure by such holder to deliver the certificates or the notice required by this paragraph 9; PROVIDED, HOWEVER, that such Person shall be entitled to receive, when paid, any dividends declared on the Class B Common Stock (or Class A Common Stock, as the case may be) as of a record date preceding the Class B/NBC Parent Conversion
       Time and unpaid as of the Class B/NBC Parent Conversion Time so long as such Person was the record holder when such dividends were declared. For purposes of this Restated Certificate of Incorporation, "Person" shall mean an individual or a corporation, association, partnership, limited liability company, joint venture, organization, business, trust or any other entity or organization, including a government or any subdivision or agency thereof.

                     (d) PAYMENT OF TRANSFER TAXES. The Corporation will pay any and all documentary stamp or similar issue or transfer taxes payable in respect of the issue or delivery of shares of Class A Common Stock (or Class B Common Stock, as the case may be) on conversion of Class B Common Stock (or Class A Common Stock, as the case may be) pursuant hereto; PROVIDED, HOWEVER, that the Corporation shall not be required to pay any tax which may be payable in respect of any transfer involved in the issue or delivery of shares of Class A Common Stock (or Class B Common Stock, as the case may be) in a name other than that of the registered holder of the Class B Common

       Stock (or Class A Common Stock, as the case may be) to be converted and no such issue or delivery shall be made unless and until the Person requesting such issue or delivery has paid to the Corporation the amount of any such tax or has established, to the satisfaction of the Corporation, that such tax has been paid or is not applicable.

                     (e) RESERVATION OF CLASS A COMMON STOCK. The Corporation shall at all times reserve and keep available, out of its authorized and unissued shares of Class A Common Stock, for the purposes of effecting conversions, such number of duly authorized shares of Class A Common Stock as shall from time to time be sufficient to effect the conversion of all outstanding shares of Class B Common Stock. All the shares of Class A Common Stock so issuable shall, when so issued, be duly and validly issued, fully paid and non-assessable, and free from liens and charges with respect to such issuance.

              10.    PURCHASE OF CLASS A COMMON STOCK BY CLASS B HOLDERS.

                     (a) AUTOMATIC CONVERSION OF CLASS A STOCK. So long as shares of Class B Common Stock are outstanding, in the event a holder of Class B Common Stock or its Subsidiary purchases or otherwise acquires or holds any shares of Class A Common Stock (other than as a result of a conversion pursuant to paragraph B.9 of this Article FOURTH hereof), then such shares of Class A Common Stock shall automatically convert on a share for share basis into the same number of shares of Class B Common Stock.

                     (b) CLASS A CONVERSION PROCEDURE. So long as shares of Class B Common Stock are outstanding, any conversion pursuant to this paragraph 10 shall be deemed to have been effected at the time any holder of Class B Common Stock purchases or otherwise acquires any shares of Class A Common Stock (other than as a result of a conversion pursuant to paragraph B.9 of this Article FOURTH) (the "Class A Conversion Time").
       At the Class A Conversion Time, the certificate or certificates that represented immediately prior thereto the shares of Class A Common Stock which were so converted (the "Converted Class A Common Stock") shall, automatically and without further action, represent on a share for share basis the same number of shares of Class B Common Stock. Holders of Converted Class A Common Stock shall deliver their certificates, duly endorsed in blank or accompanied by proper instruments of transfer, to the principal office of the Corporation or the office of any transfer agent for shares of Class B Common Stock, together with a written notice setting out the name or names (with addresses) and denominations in which the certificate or certificates representing such shares of Class B Common Stock are to be issued and including instructions for delivery thereof. Upon such delivery, the Corporation or its transfer agent shall promptly issue and deliver at such stated address to such holder of shares of Class B Common Stock a certificate or certificates representing the number of shares of Class B Common Stock into which the Converted Class A Common Stock was so converted and shall cause such shares of Class B Common Stock to be registered in the name of such holder. The Person entitled to receive the shares of Class B Common Stock issuable upon such conversion shall be treated for all purposes as the record holder of such shares of Class B Common Stock at and will have all the rights of record holders of shares of Class B

       Common Stock at and as of the Class A Conversion Time, and the rights of such Person as a holder of shares of Class A Common Stock tat have been converted shall cease and terminate at and as of the Class A Conversion Time, in each case without regard to any failure by such holder to deliver the certificates or the notice required by this paragraph 10; PROVIDED, HOWEVER, that such Person shall be entitled to receive when paid any dividends declared on the Class A Common Stock as of a record date preceding the Class A Conversion Time and unpaid as of the Class A Conversion Time, so long as such Person was the record holder when such dividends were declared.

                     (c) RESERVATION OF CLASS B COMMON STOCK. So long as shares of Class B Common Stock are outstanding, the Corporation shall at all times reserve and keep available, out of its authorized and unissued shares of Class B Common Stock, for the purposes of effecting conversions, such number of duly authorized shares of Class B Common Stock as shall from time to time be sufficient to effect all possible conversions of Class A Common Stock to Class B Common Stock.

              11.    STOCKHOLDER VETO RIGHTS.

                     (a) In addition to any other vote of stockholders required under this Restated Certificate of Incorporation, the Corporation's Bylaws or otherwise, and subject to the rights of the holders of Preferred Stock, none of the following actions may be taken by the Corporation without the approval of the holders of a majority of the outstanding shares of the Class A Common Stock:

                         (i) any amendment to this Restated Certificate of Incorporation or Bylaws other than an amendment consisting solely of an increase in the authorized capital stock of the Corporation (except for amendments to the Bylaws duly approved by the Board of Directors);

                        (ii) the issuance of Class B Common Stock to any Person except to NBC or its affiliates.

                     (b) In addition to any other vote of stockholders required under this Restated Certificate of Incorporation, the Corporation's Bylaws or otherwise during such time, the approval of the holders of a majority of the outstanding shares of the Class B Common Stock shall be required to take any of the actions set forth in subparagraphs (i) or (ii) of subsection (a) of this paragraph 11 or to adopt a stockholder rights plan or take other action which could adversely affect in any material respect the rights of any holder of Class B Common Stock by virtue of the amount of shares held by such holder.

       FIFTH: Except as otherwise required by law or by this Restated Certificate of Incorporation, the business of the Corporation shall be managed by or under the direction of its Board of Directors, which shall have and may exercise all the powers of the Corporation.

              1. COMPOSITION OF THE BOARD OF DIRECTORS. For so long as there are shares of Class B Common Stock outstanding, the Board of Directors shall consist of thirteen directors (subject to paragraph (a) below) designated as follows and subject thereto:

                     (a)    DIRECTORS:

                         (i) During such time as the holders of Class B Common Stock Beneficially Own at least 35% of the outstanding shares of Common Stock, then the Board of Directors will be comprised as follows:

                                (A)    If the Company Convertible Notes have
               not been converted in full into shares of Class B Common Stock, then the Board of Directors will consist of 13 members and (1) the holders of the Class B Common Stock voting separately as a class shall have the right to elect six members of the Board of Directors, (2) the holders of the Class A Common Stock voting separately as a class shall have the right to elect six members of the Board of Directors and
               (3) the holders of the Class A Common Stock voting separately as a class shall have the right to elect one Independent Director to the Board of Directors.

                                (B)    If the Company Convertible Notes have
               been converted in full into shares of Class B Common Stock, then the Board of Directors shall consist of 13 members and
               (1) the holders of the Class B Common Stock voting separately as a class shall have the right to elect seven members of the Board of Directors and (2) the holders of the Class A Common Stock voting separately as a class shall have the right to elect six members of the Board of Directors; PROVIDED that if the holders of the Class B Common Stock have elected to reduce the number of directors they are entitled to elect from seven to six as provided in paragraph 2 of this Article FIFTH, the Board of Directors will consist of the members provided in clause (A) above.

                        (ii) During such time as the holders of Class B Common Stock Beneficially Own at least 20% and less than 35% of the outstanding shares of Common Stock, then the holders of the Class B Common Stock shall have the right to elect six members to the Board of Directors and the holders of the Class A Common Stock shall have the right to elect seven members to the Board of Directors.

                       (iii) For so long as the holders of Class B Common Stock have the right to elect directors to the Board of Directors pursuant to this paragraph 1, the holders of the Class B Common Stock shall not be entitled to vote in the election of any Class A Directors.

                        (iv) At such time as the holders of Class B Common Stock become entitled to elect seven members to the Board of Directors under clause (i) of this paragraph (a) the Class B Nominating Committee (as defined in the Bylaws) shall be entitled to appoint a seventh Class B Director to the Board of Directors.

                         (v) Subject to Article ELEVENTH, in the event the holders of Class B Common Stock Beneficially Own less than 35%
           (but at least 20%) of the
       total outstanding shares of Common Stock, the Class A Nominating Committee shall be entitled to appoint a seventh Class A Director to the Board of Directors. Subject to Article ELEVENTH, if at such time there are seven Class B Directors serving on the Board of Directors, then the holders of Class B Common Stock shall cause one Class B Director to resign within 30 days after the date the Class B Common Stock constitutes less than 35% of the total outstanding shares of Common Stock (the "35% Resignation Date") and one Class A Director shall be appointed to the Board of Directors on the earlier of the date the Class B Director resigns or the 35% Resignation Date. If a Class B Director does not resign by the 35% Resignation Date, on such date the number of members comprising the Board of Directors shall automatically be increased to fifteen (provided that it shall automatically decrease to thirteen at the time of the election of directors at the next annual or special meeting of stockholders at which directors are elected) and the Class A Nominating Committee shall have full power and authority to appoint two additional Class A Directors to the Board of Directors. Immediately after the next annual or special meeting of the stockholders at which directors are elected, the number of directors constituting the whole Board of Directors shall be reduced to thirteen, with six directors elected by the holders of Class B Common Stock and seven directors elected by the holders of Class A Common Stock.

                     (vi) From and after such time as there are no shares of Class B Common Stock outstanding, the number of directors of the Corporation shall not be less than seven nor more than sixteen as determined from time to time by the Board of Directors within such limitation.

              (b) INDEPENDENT DIRECTOR. During such time as the holders of the Class A Common Stock and the holders of the Class B Common Stock have the right to elect an equal number of members to the Board of Directors, there shall be appointed to the Board of Directors an additional member (the "Independent Director"). The approval of at least seven of the members of the Board of Directors will be required for the Corporation to nominate the Independent Director for election or to appoint an Independent Director to the Board of Directors. The nomination of the Independent Director by the Corporation shall be performed by the Board of Directors and not by the Class A Nominating Committee and/or the Class B Nominating Committee. The Independent Director's term of office shall automatically expire at such time as (i) the Class B Nominating Committee has appointed a seventh Class B Director to the Board of Directors in accordance with the provisions set forth in paragraph 1(a) of this Article Fifth (unless the Class B Nominating Committee appoints the Independent Director as the seventh Class B Director) or (ii) other than pursuant to the second sentence of paragraph 1(a)(v) of this Article FIFTH, the Class A Nominating Committee has appointed a seventh Class A Director to the Board of Directors in accordance with the provisions set forth in paragraph 1(a) of this Article Fifth and after giving effect to such appointment there are not seven Class B Directors (unless the Class A Nominating Committee appoints the Independent Director as the seventh Class A Director).

                     (c) VACANCIES. Except as otherwise provided in paragraphs 1(a) or 1(b) of this Article FIFTH, if a vacancy is created on the Board of Directors by reason of the death, removal or resignation of any of the Class A Directors or the Class B Directors, such vacancy may only be filled by a majority of the Class A Directors or the Class B Directors then in office, as the case may be, or by the vote of the holders of the Class A Common Stock or Class B Common Stock, as the case may be, and each such director so elected shall hold office for the unexpired portion of the term of the director whose place shall be vacant and until his successor has been duly elected and qualified. If a vacancy is created on the Board of Directors by reason of the death, removal or resignation of the Independent Director, such vacancy shall be filled in accordance with paragraph 1(b) of this Article FIFTH.

                     (d) REMOVAL OF CLASS A AND CLASS B DIRECTORS. (i) Any of the Class A Directors may be removed, without cause only by the affirmative vote of the holders of a majority of the outstanding shares of Class A Common Stock, voting separately as a class, (ii) any of the Class B Directors may be removed, without cause, only by the affirmative vote of the holders of a majority of the outstanding share of Class B Common Stock, voting separately as a class and (iii) the Independent Director may be removed, without cause, only by the affirmative vote of the holders owning at least 70% of the outstanding shares of Common Stock.

                     (e) RIGHTS FOLLOWING CONVERSION. Concurrently with the conversion of all of the outstanding shares of the Class B Common Stock into Class A Common Stock in accordance with paragraph B.9 of Article FOURTH, the former holders of the Class B Common Stock shall cease to have the absolute right to designate or cause the nomination or election or maintenance of any directors of the Corporation. From and after such time, the directors of the Corporation shall be elected by a plurality vote of the holders of Class A Common Stock. Each Class B Director serving on the Board of Directors at such time shall be automatically deemed a Class A Director and shall continue to hold office for the unexpired portion of such director's term.

                     (f) EMPOWERMENT OF DIRECTORS. In addition to the powers and authority hereinbefore or by statute expressly conferred upon them, the directors are hereby empowered to exercise all such powers and do all such acts and things as may be exercised or done by the Corporation, subject, nevertheless, to the provisions of the General Corporation Law, this Restated Certificate of Incorporation, and the Bylaws; PROVIDED, HOWEVER, that no Bylaws hereafter adopted shall invalidate any prior act of the directors which would have been valid if such Bylaws had not been adopted.

              2. WAIVER OF CLASS B DIRECTOR. Notwithstanding anything in this Restated Certificate of Incorporation to the contrary, so long as the holders of the Class B Common Stock Beneficially Own a majority of the outstanding shares of Common Stock, upon the affirmative vote of the holders of a majority of the outstanding shares of Class B Common Stock, voting separately as a class, the holders of the Class B Common Stock may elect to reduce the number of directors they are entitled to elect from seven to six as provided in subsection (a) of paragraph 1 of this Article FIFTH, which election shall be permanent. The holders of Class B Common Stock shall promptly give notice to the Corporation of such election, and upon receipt of such notice by the Corporation the provisions of paragraph 4 of this Article FIFTH shall become effective.

              3. CLASS A DIRECTORS VETO AND OTHER RIGHTS. Except as set forth in paragraph 4 of this Article FIFTH, in addition to any other vote of directors required under this Restated Certificate of Incorporation, the Corporation's Bylaws or otherwise, for so long as the holders of the Class B Common Stock have the right to elect seven directors to the Board of Directors, none of the following actions may be taken by the Board of Directors of the Corporation without the approval of a majority of the Class A Directors:

                     (i) any amendment to this Restated Certificate of Incorporation or the Corporation's Bylaws;

                     (ii) entering into, altering or amending any agreement or engaging in any transaction or series of transactions with NBC or its affiliates that (A) is not on an arm's-length basis or entered into in the ordinary course of business or (B) involves an amount, individually or in the aggregate, in excess of $50,000,000;

                     (iii) the voluntary filing of a petition for bankruptcy or receivership by the Corporation or the failure to oppose any other Person's petition for bankruptcy or any other Person's action to appoint a receiver of the Corporation;

                     (iv) the appointment of a new Chief Executive Officer of the Corporation;

                     (v) the adoption of the Corporation's annual or other operating budgets and strategic plans, it being understood that acquisitions shall not be part of the operating budget;

                     (vi) the adoption of a stockholder rights plan or other action which could adversely affect in any material respect the rights of any holder of Class A Common Stock by virtue of the amount of shares held by such holder; and

                     (vii) the issuance of any equity securities other than Class A Common Stock or Class B Common Stock.

              4. CLASS B DIRECTORS VOTING RIGHTS. During such time as the Class B Common Stock remains outstanding and the Class B Directors do not constitute a majority of the Board of Directors, the rights of the Class A Directors set forth in paragraph 3 of this Article FIFTH shall not exist and otherwise not be operative, and notwithstanding anything in this Restated Certificate of Incorporation or the Corporation's Bylaws to the contrary, in addition to any other vote of directors required under this Restated Certificate of Incorporation, the Corporation's Bylaws or otherwise, the approval of a majority of the Class B Directors shall be required to take any of the actions set forth in subparagraphs (i), (iii), (v) and (vii) of paragraph 3 of this Article FIFTH or to take any of the following actions:

                     (i) the approval of any action or transaction which would result in a Change in Control of the Corporation or a Change in Control of any of its Subsidiaries whose total assets or gross revenues are in excess of $50,000,000;

                     (ii) the sale or other disposition of assets of the Corporation or any of its Subsidiaries in an amount in excess of $50,000,000 in any one transaction or series of related transactions;

                     (iii) the sale or issuance of equity securities of the Corporation or any of its Subsidiaries (including any issuance pursuant to any merger or consolidation) for cash or other consideration in an amount that exceeds $50,000,000 in any one transaction or series of related transactions;

                     (iv) engaging in any merger, consolidation or other business combination transaction involving the Corporation in which the Corporation is not the surviving entity; and

                     (v) engaging in any transaction or series of related transactions that requires the payment in cash by the Corporation or any of its Subsidiaries or the incurrence of indebtedness by the Corporation or any of its Subsidiaries in an amount that exceeds $50,000,000.

                     For purposes of this Restated Certificate of Incorporation, the terms set forth below shall have the following meanings:

                     "Change in Control" shall mean, with respect to any corporation, any of the following: (i) a merger, consolidation or other business combination or transaction to which the corporation is a party if the stockholders of the corporation immediately prior to the effective date of such merger, consolidation or other business combination or transaction, as a result of such transaction, have Beneficial Ownership of Voting Stock representing less than 50% of the Total Current Voting Power of (x) the surviving corporation following such merger, consolidation or other business combination or transaction or (y) the surviving corporation's parent corporation following any such transaction; (ii) an acquisition by any Person, entity or 13D Group of direct or indirect Beneficial Ownership of 20% or more of the outstanding shares of Class A Common Stock; (iii) a sale of all or substantially all of the assets of the corporation; or (iv) a liquidation or dissolution of the corporation.

              "Total Current Voting Power" shall mean, with respect to any corporation, the total number of votes which may be cast by holders of outstanding shares of common stock of the corporation if all holders of such securities are present and voted.


              "Voting Stock" shall mean, with respect to any corporation, shares of the corporation's common stock and any other securities of the corporation having the ordinary power to vote.

              "13D Group" means, with respect to any corporation, any group of Persons formed for the purpose of acquiring, holding, voting or disposing of Voting Stock of the corporation which would be required under Section 13(d) of the Exchange Act, and the rules and regulations promulgated thereunder, to file a statement on
Schedule 13D pursuant to Rule 13d-1(a) or Schedule 13G pursuant to Rule 13d-1(c) with the Securities and Exchange Commission as a "person" within the meaning of Section 13(d)(3) of the Exchange Act if such group Beneficially Owned Voting Stock representing more than 5% of any class of Voting Stock then outstanding.

              5. APPOINTMENT OF CHIEF FINANCIAL OFFICER AND GENERAL COUNSEL; REMOVAL OF CHIEF EXECUTIVE OFFICER. For as long as there are any Class B Directors, the Class B Directors shall have the exclusive power and authority to
(A) appoint the Chief Financial Officer and General Counsel of the Corporation, and (B) remove the Chief Executive Officer.

       SIXTH: The election of directors need not be by written ballot unless the Bylaws so provide.

       SEVENTH: Subject to Article FIFTEENTH, the Board of Directors of the Corporation is authorized and empowered from time to time in its discretion to make, alter, amend or repeal Bylaws of the Corporation, except as such power may be restricted or limited by this Restated Certificate of Incorporation or the General Corporation Law.

       EIGHTH: Whenever a compromise or arrangement is proposed between the Corporation and its creditors or any class of them and/or between the Corporation and its stockholders or any class of them, any court of equitable jurisdiction within the State of Delaware may, on the application in a summary way of the Corporation or of any creditor or stockholder thereof, or on the application of any receiver or receivers appointed for the Corporation under the provision of Section 291 of the General Corporation Law, or on the application of trustees in dissolution or of any receiver or receivers appointed for the Corporation under Section 279 of the General Corporation Law, order a meeting of the creditors or class of creditors, and/or of the stockholders or class of stockholders of the Corporation, as the case may be, to be summoned in such manner as the said court directs. If a majority in number representing three-fourths in value of the creditors or class of creditors, and/or of the stockholders or class of stockholders of the Corporation, as the case may be, agree to any compromise or arrangement and to any reorganization of the Corporation as a consequence of such compromise or arrangement, the said compromise or arrangement and the said reorganization shall, if sanctioned by the court to which said application has been made, be binding on all the creditors or class of creditors, and/or on all the stockholders or class of stockholders of the Corporation, as the case may be, and also on the Corporation.

       NINTH: No director shall be personally liable to the Corporation or its stockholders for monetary damages for any breach of fiduciary duty by such director as a director. Notwithstanding the foregoing sentence, a director shall be liable to the extent provided by applicable law (i) for any breach of the director's duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the General Corporation Law, or (iv) for any transaction from which the director derived an improper personal benefit. If the General Corporation Law is amended after the date of incorporation of the Corporation to authorize corporate action further eliminating or limiting the personal liability of directors, then the liability of a director of the Corporation shall be deemed to be eliminated or limited to the fullest extent permitted by the General Corporation Law, as so amended.

       Any repeal or modification of the foregoing paragraph shall not adversely affect any right or protection of a director of the Corporation existing at the time of such repeal or modification.

       TENTH: Subject to the limitations set forth herein, the Corporation reserves the right to amend, alter, change or repeal any provision contained in this Restated Certificate of Incorporation, in the manner now or hereafter prescribed by law, and all rights and powers conferred herein on stockholders, directors and officers are subject to this reserved power.

       ELEVENTH: All calculations of Beneficial Ownership affecting the determination of any rights under this Restated Certificate of Incorporation or the conversion of Class B Common Stock into Class A Common Stock shall not be finally determined and any change in rights or the conversion of Class B Common Stock into Class A Common Stock dependent thereon shall not take effect until the holders of Class B Common Stock shall have been afforded the opportunity to exercise any stock purchase rights such holders may have pursuant to and in accordance with the terms of Section 3.3 of the Governance Agreement and the relevant period for exercising such rights shall have terminated in accordance with the terms of Section 3.3 of the Governance Agreement. In the event that any of such stock purchase rights are exercised and complied with by the person exercising the rights, for purposes of calculating Beneficial Ownership affecting the determination of any rights under this Restated Certificate of Incorporation or conversion of Class B Common Stock into Class A Common Stock the securities so purchased shall be deemed to have been issued and Beneficially Owned by the holder thereof from the time of the securities issuance or sale by the Corporation that gave rise to such stock purchase rights.

       TWELFTH: Wherever a term shall be used in the singular in this Restated Certificate of Incorporation, it shall be deemed in all appropriate circumstances to include also the plural, and wherever a term shall be so used in the plural, it shall similarly be deemed to include also the singular.

       THIRTEENTH: In anticipation that the Corporation and NBC may engage in the same or similar activities or lines of business and have an interest in the same or similar areas of corporate opportunities, there will be benefits to be derived by the Corporation through its contractual, corporate and business relations with NBC (including possible service of officers and directors of NBC as officers and directors of the Corporation) and there will be benefits in providing guidelines for directors and officers of NBC and its affiliates and of the Corporation with respect to the allocation of corporate opportunities and other matters; the provisions of this Article THIRTEENTH, are set forth to regulate, define and guide the conduct of certain affairs of the Corporation as they may involve NBC and its officers and directors, and the powers, rights, duties and liabilities of the Corporation and its officers, directors and stockholders in connection therewith; PROVIDED, HOWEVER, that nothing in this Article THIRTEENTH will impede the Corporation's ability to enter into contractual arrangements with a stockholder of the Corporation, which arrangements restrict the stockholder from engaging in activities otherwise allowed by this Article THIRTEENTH, and the following provisions shall be subject to any such contractual obligation of the Corporation.

       1. NBC shall have the right to, and shall have no duty hereunder to refrain from, engaging in the same or similar activities or lines of business as the Corporation, doing business with any potential or actual customer or supplier of the Corporation, or employing or otherwise engaging any officer or employee of the Corporation. To the fullest extent permitted by law, neither NBC nor any officer or director thereof shall be liable to the Corporation or its stockholders for breach of any fiduciary duty by reason of any such activities of NBC, or the participation therein of such person. In the event that NBC acquires knowledge of a potential transaction or matter which may be a corporate opportunity for both NBC and the Corporation, NBC shall have no duty to communicate or present such corporate opportunity to the Corporation, and shall not be liable to the Corporation or its stockholders for breach of any fiduciary duty as a stockholder of the Corporation by reason of the fact that NBC pursues or acquires such corporate opportunity for itself, directs such corporate opportunity to another person, or does not communicate information regarding such corporate opportunity to the Corporation.

       2. In the event that a director or officer of the Corporation who is also a director or officer of NBC acquires knowledge of a potential transaction or matter which may be a corporate opportunity for both the Corporation and NBC, to the fullest extent permitted by law (i) such director or officer of the Corporation shall have fully satisfied and fulfilled the fiduciary duty of such director or officer to the Corporation and its stockholders with respect to such corporate opportunity, (ii) shall not be liable to the Corporation or its stockholders for breach of any fiduciary duty by reason of the fact that NBC or any of its affiliates pursues or acquires such corporate opportunity for itself or directs such corporate opportunity to another Person (including, without limitation, NBC or any of its affiliates) or does not communicate information regarding such corporate opportunity to the Corporation, (iii) shall be deemed to have acted in good faith and in a manner such Person reasonably believes to be in or not opposed to the best interests of the Corporation, and (iv) shall be deemed not to have breached his or her duty of loyalty to the Corporation or its stockholders and not to have derived an improper benefit therefrom, if such director or officer acts in a manner consistent with the following policy:

                     (i) A corporate opportunity offered to any person who is an officer of the Corporation, and who is also a director but not an officer of NBC, shall belong to the Corporation; (ii) a corporate opportunity offered to any person who is a director but not an officer of the Corporation, and who is also a director or officer of NBC shall belong to the Corporation if such opportunity is expressly offered to such person in writing solely in his or her capacity as a director of the Corporation, and otherwise shall belong to NBC; and (iii) a corporate opportunity offered to any person who is an officer of both the Corporation and NBC shall belong to the Corporation if such opportunity is expressly offered to such person in writing solely in his or her capacity as an officer of the Corporation, and otherwise shall belong to NBC.

       3. Any corporate opportunity that belongs to NBC or any of its affiliates or to the Corporation pursuant to the foregoing policy shall not be pursued by the other, unless and until the party to whom the opportunity belongs determines not to pursue the opportunity and so informs the other party. Notwithstanding the preceding sentence, if the party to whom the corporate opportunity belongs does not within 30 calendar days begin to pursue, or thereafter continue to pursue, such opportunity diligently and in good faith, the other party may then pursue such opportunity.

       4. To avoid any appearance that the Board of Directors is not acting independently and in the best interest of the stockholders, the approval of a majority of the Class A Directors, voting separately as a group, shall be required to commence any action, suit or proceeding against any Restricted Party (as defined in the Governance Agreement) or take or approve or enter into any transaction, action or other arrangement including any Restricted Party (including resolving any dispute) that would otherwise require the action of the full Board of Directors.

       5. Any person purchasing or otherwise acquiring any interest in shares of the capital stock of the Corporation shall be deemed to have notice of and to have consented to the provisions of this Article THIRTEENTH.

       6.     For purposes of this Article THIRTEENTH only:

                     (a) A director of the Corporation who is Chairman of the Board of Directors of the Corporation or of a committee thereof shall not be deemed to be an officer of the Corporation by reason of holding such position (without regard to whether such position is deemed an office of the Corporation under the Bylaws of the Corporation), unless such person is a full-time employee of the Corporation; and

                     (b) (A) The term "Corporation" shall mean the Corporation and all corporations, partnerships, joint ventures, associations and other entities in which the Corporation Beneficially Owns (directly or indirectly) 50% or more of the outstanding voting stock, voting power, partnership interests or similar voting interests, and (B) the term "NBC" shall mean NBC and all corporations, partnerships, joint ventures, associations and other entities (other than the Corporation, defined in accordance with clause (A) of this paragraph 6(b)) in which NBC Beneficially Owns (directly or indirectly) 50% or more of the outstanding voting stock, voting power, partnership interests or similar voting interests.

                     For purposes of this Article THIRTEENTH, "corporate opportunities" shall consist of business opportunities which (i) the Corporation is financially able to undertake, (ii) are, from their nature, in the line or lines of the Corporation's business and are of practical advantage to it, and (iii) are ones in which the Corporation has an interest or reasonable expectancy.

              7. Notwithstanding anything in this Restated Certificate of Incorporation to the contrary, (i) the foregoing provisions of this Article THIRTEENTH shall expire on the date that NBC ceases to Beneficially Own Common Stock representing at least 20% of the voting power of the outstanding shares of Common Stock and no person who is a director or officer of the Corporation is also a director or officer of NBC; and (ii) in addition to any vote of the stockholders required by this Restated Certificate of Incorporation, until the time that NBC ceases to own beneficially Common Stock representing at least 20% of the voting power of the outstanding shares of Common Stock, the affirmative vote of the holders of at least 80% of the voting power of the outstanding shares of Common Stock shall be required to alter, amend or repeal (by merger or otherwise) in a manner adverse to the interests of NBC, or adopt any provision adverse to the interests of NBC and inconsistent with, any provision of this Article THIRTEENTH. Neither the alteration, amendment or repeal of this Article THIRTEENTH nor the adoption of any provision of this Restated Certificate of Incorporation inconsistent with this Article THIRTEENTH shall eliminate or reduce the effect of this Article THIRTEENTH in respect of any matter occurring, or any cause of action, suit or claim that, but for this Article THIRTEENTH, would accrue or arise, prior to such alteration, amendment, repeal or adoption.

       FOURTEENTH: CHANGE IN NAME: Notwithstanding anything contained in this Restated Certificate of Incorporation to the contrary, as long as there are any Class B Directors, no change may be made in the name of the Corporation without the approval of a majority of the Class A Directors and a majority of the Class B Directors; PROVIDED such vote shall not be required for any change in the name required to be made in accordance with the terms of the License Agreement.

       FIFTEENTH: AMENDMENT TO BYLAWS: Notwithstanding anything contained in this Restated Certificate of Incorporation to the contrary: (i) any amendment, change or repeal of Sections 2.3 or 2.5(a) or Article IX of the Bylaws, or any other amendment to the Bylaws that will have the effect of permitting circumvention of or modifying Sections 2.3 or 2.5(a) or Article IX or the Bylaws shall require the affirmative vote of the holders of a majority of the outstanding shares of Class A Common Stock and Class B Common Stock entitled to vote, each voting as a separate class; and (ii) any amendment, change or repeal of Sections 3.6(a) or 3.9 of the Bylaws or any other amendment to the Bylaws that will have the effect of permitting circumvention of or modifying Sections 3.6(a) or 3.9 of the Bylaws shall require the affirmative vote of a majority of the Class A Directors and Class B Directors each voting as a separate group.

       SIXTEENTH: DEFINITIONS: As used in this Restated Certificate of Incorporation, the terms set forth below shall have the following meanings:

              1. "Affiliate" shall mean (i) with respect to the Corporation, the Corporation's Subsidiaries, (ii) with respect to NBC, except as provided in
Section 2.2 of the Governance Agreement, NBC's Subsidiaries and the holders of the Company Convertible Notes and (iii) with respect to NBC Parent, NBC Parent's Subsidiaries other than NBC and its Affiliates; PROVIDED, HOWEVER, that for purposes of this Restated Certificate of Incorporation, the Corporation and its Affiliates on the one hand, and either NBC and its Affiliates or NBC Parent and its Affiliates on the other hand, shall not be deemed to be "Affiliates" of one another.

              2. "Beneficially Own" or "Beneficial Ownership" shall have the meaning set forth in Rule 13d-3 of the rules and regulations promulgated under the Exchange Act. Without limiting the foregoing, the holders of the Company Convertible Notes will be deemed to Beneficially Own the shares of Common Stock issuable upon conversion thereof.

              3. "Class A Directors" shall mean those directors elected to the Board of Directors by the holders of the Class A Common Stock and any directors appointed to the Board of Directors by the Class A Nominating Committee of the Board of Directors.

              4. "Class B Directors" shall mean those directors elected to the Board of Directors by the holders of the Class B Common Stock and any directors appointed to the Board of Directors by the Class B Nominating Committee of the Board of Directors.

              5. "Company Convertible Notes" shall mean the $447,416,805 Subordinated Zero-Coupon Convertible Debenture due 2006 to be issued by the Corporation to GE Investments Subsidiary, Inc., a Delaware corporation, and the $39,477,953 Subordinated Zero-Coupon Convertible Debenture due 2006 to be issued to NBC Multimedia, Inc., a Delaware corporation.

              6. "Exchange Act" means the Securities Exchange Act of 1934, as amended.

              7. "License Agreement" means that certain Brand Integration and License Agreement dated May 8, 1999 between NBC Multimedia, Inc., a Delaware corporation, and NBC.

              8. "NBC" shall mean National Broadcasting Company, Inc., a Delaware corporation.

              9. "NBC Parent" shall mean the ultimate parent corporation of NBC (if any), which as of today is General Electric Company, a New York corporation.

             10. "Subsidiary" shall mean, as to any person, another person of which outstanding securities having the power to elect a majority of the members of the board of directors (or comparable body or authority performing similar functions) of such other person are at the time owned, directly or indirectly through one or more intermediaries, or both, by such first person.